Exhibit 10.1

MERGER AGREEMENT

This MERGER AGREEMENT (this "Agreement") is entered into as of December___, 2001, by and among DataMEG Corp., a New York corporation ("DataMEG"); DataMEG Acquisition Corp. 1, a North Carolina corporation and a wholly-owned subsidiary of DataMEG (the "DataMEG Merger Sub", and together with DataMEG, the "DataMEG Companies"); North Electric Company, Inc, a North Carolina corporation (the "NEC") and Rex Hester ("Hester"), a resident of the State of North Carolina who has the authority to execute this Agreement on behalf of all of the shareholders of NEC (the "Shareholders"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

        RECITALS

The Boards of Directors of DataMEG and NEC have determined that it is in the best interests of their respective shareholders for DataMEG, through DataMEG Merger Sub, its wholly owned subsidiary, to acquire all of the issued and outstanding shares of the common stock of NEC upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, DataMEG has organized the DataMEG Merger Sub as a wholly-owned subsidiary of DataMEG, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the DataMEG Merger Sub with and into NEC so that NEC continues as the surviving corporation. As a result of the Merger, NEC will become a wholly owned subsidiary of DataMEG, and the Shareholders will be issued certain shares of common stock of DataMEG as well as other consideration as more fully described in Article I of this Agreement.

        TERMS OF AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


        ARTICLE I

        THE MERGER

1.1     The Merger.

        Subject to the terms and conditions of this Agreement and in accordance with the North Carolina Business Corporation Act, as amended (the "Corporation Code"), at the Merger Closing Date (as defined in Section
        1.6 below), the DataMEG Merger Sub will be merged with and into NEC (the "Merger") pursuant to the Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the DataMEG Merger Sub shall cease and NEC shall continue as the surviving corporation (the "Surviving Corporation") and as a wholly owned subsidiary of DataMEG.

1.2     Consummation of Merger.

        Subject to the terms and conditions of this Agreement, the consummation of the Merger shall take place not later than the Merger Closing Date, subject to satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of DataMEG, in Charlotte, North Carolina, or such other time and place as the parties may otherwise agree. The parties agree that, notwithstanding this closing, the Stock Consideration (as defined below) and all shares of stock in NEC as well as the NEC Intellectual Property shall be held in escrow with James G. Dodrill II, PA, beginning on the Merger Document Execution Date who shall be compensated as escrow agent, and that such shares shall not be exchanged until such time as all requirements s of the Merger Closing Date have been met and that such Intellectual Property shall not be exchanged until the Final Capitalization Date (as defined in Section
        1.9 (a)).

1.3     Directors and Officers.

        On or after the Merger Closing Date, as determined by Hester the Board of Directors of DataMEG will be expanded to two directors who will at that time become Co-Chairmen, one of whom shall be Andrew Benson with the second being Rex Hester. Within a reasonable time after the Merger Closing Date, the DataMEG board of directors shall be expanded to a total of five directors with the three additional seats to be held by outside, independent directors. The initial Board of Directors of the Surviving Corporation will consist of two Directors. Rex Hester and Andrew Benson will serve as the Directors. The Executive Officers of the Surviving Corporation will be as follows:

        Rex Hester:  Chief Executive Officer

        Dan Ference:  President

        These Officers will hold office until their successors shall have been duly elected or appointed and qualified. Notwithstanding the above, until such time as Directors and Officers insurance is available, the consent of the Board of Directors of both DataMEG and NEC will be required for all decisions affecting the day to day business operations of DataMEG.

1.4     Aggregate Consideration; Exchange of Securities.

        (a) Aggregate Consideration. For purposes of this Agreement "Aggregate Consideration" means the consideration that shall be issued provided and/or paid to the Shareholders by DataMEG, as consideration for their agreement to consummate the Merger identified in this
        Agreement:

                The issuance to the Shareholders of 15,000,000 shares of common stock, par value $.01 per share, of DataMEG (the "DataMEG Common Stock) (the "Stock Consideration") on a pro rata basis according to their ownership interest in NEC; and $ 400,000.00 in cash which shall be paid entirely to Hester within 60 days of the Merger Closing Date.

                The execution of an Employment Agreement between the Surviving Corporation and each of the Shareholders that shall provide for remuneration for services rendered by the Shareholders.

                DataMEG hereby warrants and represents that the shares received by the Shareholders will form part of the SB2 registration statement to be filed with the Securities Exchange Commission immediately following the execution of the Merger Agreement.

        (b) Exchange of Securities. On the Merger Closing Date, all outstanding shares of stock of DataMEG Merger Sub, issued and outstanding on such date, shall be exchanged for all shares of stock of NEC (the "NEC Shares"). On the Merger Document Execution Date, the NEC Shares and the Stock Consideration will be delivered to James G. Dodrill II, PA who shall hold such shares as escrow agent pending satisfaction of all terms of this Agreement.

        (c) Non-dilution of Shares. DataMEG agrees that Shareholders shall receive additional shares of DataMEG common stock so that on the date the Final Capitalization Date is achieved as defined in Section 1.9, Shareholders will have the same percentage ownership of outstanding DataMEG common stock as Shareholders held on the date the SB2 registration statement is filed with the Securities and Exchange Commission. The Shareholders agree that this non-dilution clause may be waived at any time by the NEC Board of Directors.

1.5     Manner of Payment of Aggregate Consideration.

        At the Merger Document Execution Date:

        (a) The Shareholders shall deliver to DataMEG the certificates representing all issued and outstanding shares of NEC Common Stock for cancellation. The shares of DataMEG Common Stock issued by DataMEG to the Shareholders in the Merger, in accordance with Article I of this Agreement, are sometimes referred to herein as the "DataMEG Shares";

        (b) DataMEG shall deliver to the Shareholders the Stock Consideration, issued in the name of the Shareholder, in accordance with Section 1.4(a);

        and at the Merger Closing Date:

        (c) DataMEG and the Shareholders shall execute and deliver to the other party copies of the Employment Agreements, referred to in
                Section 1.4(a);

1.6     SB2 Registration Statement and Filing of Articles of Merger.

        On the Merger Document Execution Date, DataMEG will file the SB2 registration statement necessary to register the Stock Consideration with the Securities and Exchange Commission.

        The "Merger Closing Date" shall be deemed to occur on the first date on which both of the following conditions have been met: (a) the Securities and Exchange Commission declares effective the SB2 Registration Statement registering the Stock Consideration and (b) DataMEG shall have funding available in the amount of two million five hundred thousand dollars ($2,500,000) as required under Section 1.9. On the Merger Closing Date, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of North Carolina, in such form as DataMEG and NEC reasonably determine is required by, and is in accordance with, the relevant provisions of the Corporation Code. On the Merger Closing Date the Escrow Agent shall consummate the exchange of the NEC Shares and the DataMEG Shares.

1.7 Accounting and Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated for tax purposes as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for accounting purposes as a purchase.

1.8 Opinion of Counsel. On the Merger Document Execution Date, NEC shall deliver to DataMEG from Frederick A. Burke, counsel to NEC and the Shareholders, an opinion dated as of such date, in substantially the form attached as Exhibit B hereto. On the Merger Document Execution Date, the DataMEG Companies shall deliver to NEC from James G. Dodrill II, PA counsel to the DataMEG Companies, an opinion dated as of such date, in substantially the form attached as Exhibit C hereto.

1.9     Capitalization of NEC by DataMEG.

        Funding of NEC Post Merger Beginning on the date the Securities and Exchange Commission declares the SB2 registration statement effective, two million five hundred thousand dollars ($2,500,000) shall be made available to NEC in monthly increments of four hundred thousand ($400,000). Thereafter, DataMEG shall make available another seven million five hundred thousand ($7,500,000) in increments of four hundred thousand dollars ($400,000), each increment of which will be made available within thirty (30) days of receipt of a written request of NEC's Board of Directors. Requests will be made no more than once every thirty (30) days. For purposes of this Agreement, the total ten million dollars ($10,000,000) will include any advances to the Surviving Corporation, additional investments from third parties in the form of stock or cash and earned revenues for the period noted and must be made available within a 24 month period of the date the Securities and Exchange Commission declares the SB2 effective (achieving this total ten million dollar ($10,000,000) capitalization commitment shall be referred to as the Final Capitalization Date).

        Funding of NEC Pending the Merger. DataMEG covenants and agrees that, between the date of the signing of the original Term Sheet and the Merger Closing Date it will provide NEC with $125,000 per month to fund NEC's operations.

        ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE DataMEG COMPANIES

        As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the DataMEG Companies makes the following representations and warranties to the Shareholder:

2.1     Corporate Status.

        Each of the DataMEG Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite power and authority to own or lease its properties and carry on its business as now being conducted. DataMEG Merger Sub is a wholly owned subsidiary of DataMEG.

2.2     Corporate Power and Authority.

        Each of the DataMEG Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the DataMEG Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

2.3     Enforceability.

        This Agreement has been duly executed and delivered by each of the DataMEG Companies and constitutes a legal, valid and binding obligation of each of the DataMEG Companies, enforceable against each of the DataMEG Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.4     DataMEG Common Stock.

        Upon consummation of the Merger and the issuance and delivery of certificates representing the DataMEG Shares to the Shareholder, the DataMEG Shares will be validly issued, fully paid and non-assessable shares of DataMEG Common Stock.

2.5     No Commissions.

        None of the DataMEG Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

        ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND OF THE COMPANY

        As a material inducement to each of the DataMEG Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of NEC and the Shareholders jointly and severally, makes the following representations and warranties to DataMEG, which shall be true and correct as of the Merger Document Execution Date and the Merger Closing Date:

3.1     Corporate Status.

        NEC is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. NEC is, and has been since inception, a "C Corporation". There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of NEC.

3.2     Power and Authority.

        NEC has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. NEC has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Hester represents that he is a resident of the State of North Carolina and has the requisite competence and authority to execute and deliver this Agreement on behalf of himself and the Shareholders, to perform his respective obligations hereunder and to consummate the transactions contemplated below.

3.3     Enforceability.

        This Agreement has been duly executed and delivered by each of NEC, Hester and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.4     Capitalization.

        As of the date hereof, NEC has (a) 1,000,000 authorized shares of NEC Common Stock at $ .01 per share par value and no other shares of any class of capital stock, and (b) 1,000,000 shares of NEC Common Stock issued and outstanding, none of which is held in treasury. All of the issued and outstanding shares of capital stock of NEC (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of NEC and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require NEC to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to NEC. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of NEC. NEC, Hester and the Shareholders represent and warrant that NEC will not issue any further shares of any class of capital stock and that upon the Merger Closing Date the shares of NEC Common Stock that DataMEG will acquire will represent 100% of the outstanding capital stock of NEC.

3.5     Shareholders of NEC.

        The Shareholders are the holder of all issued and outstanding shares of capital stock of NEC, and own such shares free and clear of all Liens, restrictions and claims of any kind whatsoever.

3.6     No Violation.

        The execution and delivery of this Agreement by NEC and Hester on behalf of himself and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) violate or conflict with any provision of the articles of incorporation or bylaws of NEC, as amended, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of NEC, Hester or the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against each of NEC, Hester or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of NEC, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

3.7     NEC Records.

        The copies of the Articles of Incorporation and Bylaws of NEC that were provided to DataMEG are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for NEC made available to DataMEG for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of NEC taken by written consent or at a meeting since incorporation. All material corporate actions taken by NEC have been duly authorized or ratified. All accounts, books, ledgers and official and other records of NEC have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of NEC, as previously made available to DataMEG, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of NEC.

3.8     Financial Statements.

        Within 30 days of the Merger Document Execution Date, NEC will deliver to DataMEG, supporting documentation prepared by NEC which, to the best of NEC's knowledge, adequately reflects the financial condition of NEC as at November 30, 2001 and at the Merger Document Execution Date and could be used as supporting schedules to produce both the balance sheet and income statement of NEC (the "Supporting Schedules") Within 45 days of the Merger Closing Date, DataMEG and NEC will cause an audit to be completed of NEC per the requirements of the Securities and Exchange Commission to, among other things, produce a balance sheet and statement of operations (the "Financial Statements"). The audited balance sheet of NEC dated as of November 30, 2001 and at the Merger Closing Date, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements will fully and fairly present in all material respects the financial position of NEC as at November 30, 2001 and at the Merger Closing Date and will have been prepared in accordance with GAAP consistently applied throughout the period indicated. The books and records of NEC fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense (subject to fluctuations in the ordinary course of business) during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein, except for the Current Balance Sheet and the accompanying income statement to the extent indicated above.

3.9     Changes Since Incorporation.

        Since incorporation, NEC has not (i) issued any capital stock or other securities other than the shares of Common Stock being exchanged for the Stock Consideration; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $5,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $5,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $5,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies;
        (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than inter-company transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified in any material respect any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or, been subject to any event which has or may have a Material Adverse Effect on NEC; or (xx) agreed to do or authorized any of the foregoing.

3.10    Liabilities.

        NEC does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged which includes among other things salary accruals for Hester and Dan Ference from the date of signing the original Term Sheet, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

3.11    Litigation.

        There is no action, suit, arbitration or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of NEC, Hester or the Shareholders threatened, anticipated or contemplated against, by or affecting NEC, or any of its properties or assets, or Hester or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of NEC, Hester and the Shareholders, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which NEC is or was a party which have not been complied with in full or which continue to impose any material obligations on NEC.

3.12    Environmental Matters.

        NEC is and has at all times been in full compliance in all material respects with all applicable environmental laws.

3.13    Real Property.

        (a)     Ownership of Real Property. NEC does not own any real estate.

        (b) Leased Real Property. NEC does not have any Leased Real Property at the time of the Merger Document Execution Date.

3.14    Good Title to and Condition of Assets.

        NEC has good and marketable title to all of its assets, free and clear of any Liens or restrictions on use.

3.15    Compliance with Laws.

        (a) The business of NEC is and has been operated in compliance in all material respects with all applicable laws and regulations.

        (b) NEC is not subject to any Contract, decree or injunction in which NEC is a party that restricts the continued operation of any business of NEC or the expansion thereof to other geographical areas, customers and suppliers or lines of business. NEC has conducted its business in the ordinary course since its incorporation and has not engaged in any conduct nor become responsible for any obligations since that date that would materially increase any reserves for contingent liability that NEC must maintain.

3.16    Labor, Employment and Independent Contracting Matters.

        NEC is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. Neither NEC, Hester nor the Shareholders are aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment or independent contracting relationship with NEC as a result of the Merger or otherwise. NEC has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

3.17    Employee Benefit Plans.

        NEC has no Employee Benefit Plans.

3.18    Tax Matters.

        All Tax Returns required to be filed prior to the date hereof with respect to NEC or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to NEC have been paid, and all Taxes which have been incurred by NEC but which are not yet due are accrued on the Current Balance Sheet, subject to customary year end adjustments and accruals for current year Taxes. Without limiting the foregoing: (i) with respect to each taxable period of NEC, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against NEC; (iii) NEC has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) NEC has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Merger Document Execution Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of NEC, threatened against or with respect to NEC regarding Taxes; (vi) NEC has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Merger Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable and delinquent) upon the assets of NEC; (viii) NEC will not be required (A) as result of a change in method of accounting for a taxable period ending on or prior to the Merger Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Merger Closing Date or (B) as a result of any "closing agreement", as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Merger Closing Date;
        (ix) NEC has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) NEC is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there are no material additional Taxes owed by NEC for any period for which Tax Returns have been filed in excess of the amounts shown as due and payable thereon; (xii) NEC has not made any payments, and will not become obligated (under any contract entered into on or before the Merger Document Execution Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) the Shareholders are not a "foreign person" within the meaning of
        Section 1445 of the Code; (xiv) no claim has ever been made by a taxing authority in a jurisdiction where NEC does not file Tax Returns that NEC is or may be subject to Taxes assessed by such jurisdiction; (xv) NEC does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to NEC for the past three years have been furnished or made available to DataMEG; (xvii) NEC will not be subject to any Taxes for the period ending at the Merger Document Execution Date or for any period for which a Tax Return has not been filed and imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no State sales or use tax, State non-recurring intangibles tax, State documentary stamp tax or other State excise tax (or comparable tax imposed by NEC's State of incorporation or State where NEC operates) will be payable by any of the DataMEG Companies merely by virtue of the transactions contemplated in this Agreement; (xix) no interest or penalties relating to Taxes arising as a result of activities during periods ending on or before Merger Closing Date have been or will be incurred by NEC or its successors; and (xx) NEC has withheld all Taxes required to be withheld by it in connection with payments to any persons and remitted such Taxes to the appropriate governmental authorities on a timely basis in accordance with all applicable laws.

3.19    Insurance.

        At time of Merger Closing Date, NEC is not covered by any valid, outstanding and enforceable policies of insurance. Neither NEC nor Hester have any knowledge of any uninsured claims or losses. Further DataMEG warrants that within a reasonable time period after the Merger Closing Date, all Directors and Officers of both DataMEG and NEC will be covered by Directors and Officers Insurance

3.20    Licenses and Permits.

        NEC possesses all licenses and required governmental or official approvals, permits or authorizations, including but not limited to those required by NEC's State of incorporation or any State in which NEC conducts business and, to the knowledge of NEC, Hester and the Shareholders all other required governmental or official approvals, permits or authorizations (collectively the "Licenses") for its businesses and operations. All such Licenses are valid and in full force and effect, and NEC is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. Subject to obtaining any required governmental consents, none of such Licenses is or will be impaired or in any way affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.21    Intellectual Property.

        NEC has full, unencumbered legal right, title and interest in and to all know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs and technical specifications), and other intellectual property used in the conduct of its business as defined in the NEC Business Plan dated as of the Merger Document Execution Date and delivered to DataMEG prior to the execution of this Agreement (collectively, the projects and products described therein are referred to as the "Intellectual Property"). The business of NEC as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not, to the knowledge of NEC and Hester, infringe or misappropriate any rights held or asserted by any Person, and, to the knowledge of NEC and Hester, no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. DataMEG and NEC agree that until the Final Capitalization Date as defined in Section 1.9 is achieved by DataMEG or such requirement is waived by the NEC Board of Directors, the NEC Intellectual Property will remain in escrow. NEC does not warrant that it has ownership of Trademarks, Copyrights, etc. in so far as they relate to the name North Electric Company.

3.22    Contracts.

        At the time of Merger Document Execution Date, NEC is not a party and neither it nor its properties and assets are bound by any Contract which is material to its business, assets, properties or prospects except the various consulting and/or independent contracting agreements which have been disclosed to DataMEG prior to the execution of this Agreement.

3.23    [Intentionally Omitted]

3.24    Accuracy of Information Furnished by the NEC and Hester.

        No representation, statement or information made or furnished by the NEC or Hester to DataMEG or any of DataMEG representatives contained in this Agreement and the various Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained herein not misleading. NEC and Hester have provided DataMEG with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

3.25    Investment Intent; Accredited Investor Status: Securities Documents.

        The Shareholders are acquiring the DataMEG Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the DataMEG Shares, except in compliance with applicable state and federal securities laws. The Shareholders have had the opportunity to discuss the transactions contemplated hereby with DataMEG and has had the opportunity to obtain such information pertaining to the DataMEG Companies as has been requested. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D, promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that make him capable of evaluating the merits and risks of an investment in the DataMEG Shares. The Shareholders further represent and warrant that they understand that the DataMEG Shares being issued hereunder to the Shareholders will not be tradedable, as of the date of the Merger Document Execution Date, on any public exchange, and will be deemed "restricted" under the Securities Act and that the Shareholders will have to bear the consequences of such Shares being illiquid. Shareholders understand that, as such, the Shares must be held indefinitely unless they are subsequently registered under the Act, which is the intent of DataMEG or unless an exemption from the registration requirements thereof is available.

3.26    Bank Accounts.

        Schedule 3.26 sets forth all accounts of NEC or funds and securities held by Hester pursuant to a consulting agreement between DataMEG and Hester with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account, including existing accounts with RBC Centura Bank and Prudential Securities.

3.27    Names; Prior Acquisitions.

        At the time of the Merger Document Execution Date and the Merger Closing Date, NEC has only conducted business as North Electric Company, Inc. NEC has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office since its incorporation.

3.28    No Commissions.

        Neither NEC nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby. If any fees or commissions become due and owing by NEC they will be paid by the Shareholders.

3.29    Consents.

        No third party consents are required in order to effectuate the transactions contemplated herein, and the consummation of the transactions contemplated herein will not contravene or otherwise violate any agreement or contract to which NEC and/or the Shareholders are a party, or to which they may be bound.

3.30    Risk of Loss.

        The risk of any loss, damage, impairment, confiscation, or condemnation of any of the assets from any cause whatsoever shall be borne by NEC at all times prior to the Merger Closing Date. In the event of any such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, NEC shall promptly notify DataMEG of such loss, damage, impairment, confiscation, or condemnation, which notice shall provide an estimate of the costs to repair, restore or replace such assets and shall state whether NEC intends to repair, restore or
        replace such assets.    If NEC, at its expense, repairs, replaces, or
        restores such Acquired Assets to their prior condition before the Merger Closing Date, NEC shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss. If NEC does not or cannot restore or replace lost, damaged, impaired, confiscated or condemned assets, DataMEG may at its option:

        (i) terminate this Agreement by notice forthwith without any further obligation hereunder if the replacement cost of such assets exceeds $100,000 in the aggregate; or

        (ii) if less than $100,000 or if this Agreement is not terminated, proceed to the Merger Closing Date without NEC completing the restoration and replacement of such assets provided that NEC and the Shareholders shall assign all rights under applicable insurance policies and condemnation awards, if any, to DataMEG and that the Stock Consideration shall be reduced by the repair or replacement costs of any asset to the extent not covered by such insurance proceeds or award and in such event, NEC shall have no further liability with respect to the condition of the assets directly attributable to the loss, damage, impairment, confiscation, or condemnation.


        ARTICLE IV

        CONDUCT OF BUSINESS PENDING THE MERGER

4.1 Conduct of Business by NEC Pending the Merger. NEC and Hester covenant and agree that, between the date of this Agreement and the Merger Closing Date, the business of NEC shall be conducted only in, and NEC shall not take any action except in, the ordinary course of business, consistent in all material respects with past practice. NEC shall use its best efforts to preserve intact its business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of illustration and not limitation, NEC shall not, between the date of this Agreement and the Merger Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of DataMEG:

        (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of
                (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent in all material respects with past practice;

        (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

        (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (e) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, except endorsement of checks payable to NEC in the ordinary course of business, or make any loans or advances; or
                (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

        (f) increase, without the consent of DataMEG, the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits with any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (g) take any action other than in the ordinary course of business and in a manner consistent in all material respects with past practice with respect to accounting policies or procedures;

        (h)     make any capital investments without the consent of DataMEG;

        (i) make any distributions to the Shareholder, other than ordinary and customary salaries and expense reimbursements;

        (j) pay, discharge or satisfy, without the consent of DataMEG, any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent in all material respects with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice; or

        (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.



        ARTICLE V

        ADDITIONAL AGREEMENTS

5.1     Further Assurances.

        Each party shall execute and deliver such additional customary instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5.2     Compliance with Covenants.

        Hester shall cause NEC to comply with all of the respective covenants of NEC under this Agreement.

5.3     Cooperation.

        Each of the parties hereto agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonably best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

5.4     Other Actions.

        Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its commercially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with NEC as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use commercially reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

5.5     Access to Information.

        From the date hereof to the Merger Closing Date, NEC shall (and shall cause its directors, officers, employees, auditors, counsel and agents
        to) afford DataMEG and DataMEG's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by DataMEG shall affect any representation or warranty contained in this Agreement.

5.6     Notification of Certain Matters.

        NEC and the Shareholders shall give prompt notice to DataMEG of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

5.7     Confidentiality; Publicity.

        Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that DataMEG may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of the Securities and Exchange Commission or a securities exchange (in which case DataMEG will consult with an officer of NEC prior to making such disclosure).

5.8     No Other Discussions.

        Until this Agreement is terminated in accordance with its provisions, NECand their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of NEC (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Until this Agreement is terminated in accordance with its provisions, NEC will immediately notify DataMEG if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

5.9     Resale Restrictions on DataMEG Common Stock.

        The shares of DataMEG Common Stock to be issued pursuant to this Agreement will be restricted securities (until such time as the SB2 Registration Statement to be filed by DataMEG in accordance Section 1.6 is declared effective by the Securities and Exchange Commission) which may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement of DataMEG filed under the Securities Act of 1933, as amended (the "Securities Act"), or in accordance with an opinion of counsel in form and substance reasonably satisfactory to DataMEG that an exemption from such registration is available

5.10    Certain Tax Matters.

        The parties agree that after the Merger Closing Date, DataMEG shall prepare, or cause to be prepared, and file, or cause to be filed, in accordance with applicable laws and regulations, all Tax Returns (including any necessary amendments to previously filed Tax Returns) for NEC for any period ending on or before the Merger Closing Date which have not, as of the Merger Closing Date, been filed by or on behalf of NEC. DataMEG shall provide such Tax Returns to NEC and its accountants for review at least fifteen (15) days prior to their due date (including extensions where applicable). After the Merger Closing Date, NEC shall provide DataMEG with such information and records and access to such of its former officers, directors and agents as may be reasonably requested by DataMEG in connection with the preparation of any tax return or any audit or other proceeding relating to NEC. NEC agrees to advise DataMEG as to the name and address of their accountants so that such Tax Returns may be provided.

5.11    Shareholders Vote.

        Hester, in executing this Agreement, on behalf of himself and the Shareholders, consents as Shareholders of NEC to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby release and waives all rights with respect to the transactions contemplated hereby under the articles of incorporation of NEC and any agreements between any Shareholders and NEC relating to the sale, purchase or voting of any capital stock of NEC. At the Merger Closing Date, except as provided in this Agreement, the Shareholders and NEC agree that any and all agreements relating to the sale, purchase or voting of capital stock of NEC shall be terminated.

5.12    NEC Common Stock; Stock Powers.

        At the Merger Document Execution Date, the Shareholders covenant and agree to deliver to James G. Dodrill II, PA all certificates evidencing shares of capital stock of NEC held by him, together with stock powers duly executed.

5.13    Agreement not to recruit or solicit.

        As a condition to Closing, and in consideration of the purchase and/or exchange of all of the Shareholder's stock in NEC and the delivery of Confidential Information to the Shareholder, the Shareholders hereby agree that, during the term of their employment with the Surviving Corporation or DataMEG and for a period of two years thereafter, Shareholders will not (except in the course of the Shareholders performing authorized duties as employees to DataMEG or the Surviving Corporation, pursuant to the parties' Employment Agreement):

        (a) directly or indirectly solicit or attempt to solicit any customer or potential customer of DataMEG, Surviving Corporation or affiliates to purchase goods or services that are competitive with or an outgrowth of those offered by DataMEG, Surviving Corporation or affiliates thereof from any person or entity; or

        (b) recruit or solicit for employment any person who is, or within the twelve (12) month period preceding the date of such activity was, an employee, agent or consultant of DataMEG, Surviving Corporation or affiliates.

5.14    Confidential Information.

        NEC, and the Shareholders acknowledge that the Confidential Information and the Trade Secrets, defined by State law, owned or possessed by NEC, obtained or possessed by them concerning NEC will be the property of DataMEG from and after the Final Capitalization Date unless the NEC Board of Directors agrees in writing to transfer such ownership earlier. Therefore, NEC agrees that it will not and the Shareholders agree that for the term of their employment with either the Surviving Corporation or DataMEG and for a period of two (2) years thereafter they will not: (i) disclose to any person, other than their respective lawyers and accountants, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree; (ii) use for their own account or use, cause, facilitate or allow any third party to use Confidential Information in any way; or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from NEC's or the Surviving Corporation's premises.

        This Section 5.14 does not apply to such portions of the Confidential Information which (i) are or become generally available to the public (other than as a result of a disclosure by Hester or the Shareholders or Hester's or the Shareholders' representatives), (ii) were available to Hester or the Shareholders on a non-confidential basis prior to their disclosure to Hester or the respective Shareholder by DataMEG, NEC or the Surviving Corporation from a source other than DataMEG, NEC or the Surviving Corporation or one of their representatives which is entitled to disclose it or (iii) become available to Hester or the Shareholders on a non-confidential basis from a source other than DataMEG, NEC or the Surviving Corporation or their respective representatives, provided that such source is not known by Hester or the Shareholders or Hester's or the Shareholders' representatives to be bound by a confidentiality agreement with DataMEG, NEC or the Surviving Corporation or otherwise prohibited from transmitting the information to Hester by a contractual, fiduciary or other legal obligation.

        In the event that Hester or any Shareholder or anyone to whom Hester or such Shareholder supplies the Confidential Information becomes legally compelled to disclose any of the Information, Hester or such Shareholder will provide DataMEG with prompt written notice of such event so that DataMEG and/or NEC and/or the Surviving Corporation may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Hester and the Shareholders agree to furnish only that portion of the Confidential Information which, in the opinion of counsel, Hester or the Shareholder is legally compelled to disclose and upon the DataMEG's request will exercise Hester's and the Shareholders' best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

        Hester and the Shareholders acknowledge and agree that in the event of any breach of this Section, DataMEG and the Surviving Corporation would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the DataMEG and the Surviving Corporation, in addition to any other remedy to which either may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and/or to compel specific performance of this Section.

5.15    Equitable Relief.

        NEC, Hester and the Shareholders recognize and acknowledge that any violation of Sections 5.13 and 5.14 by NEC, Hester or a Shareholder will cause DataMEG to suffer immediate and irreparable harm, not compensable immediately in damages, and therefore DataMEG must be entitled to institute and prosecute proceedings in any court of competent jurisdiction, including temporary and permanent injunctive relief, to enjoin NEC, Hester or the Shareholder from breaching the provisions of Sections 5.13 and 5.14. In such action, DataMEG will not be required to plead or prove irreparable harm or lack of an adequate remedy at law.

5.16    Delivery of Documents.

        NEC has specifically requested that it be permitted to, and hereby agrees to accept any and all documents called for delivery under this Agreement or any of the ancillary documents to this transaction on behalf of itself and the Shareholders. To the extent that any Shareholder requests to receive or review this Agreement or any of the ancillary documents to this transaction, NEC agrees to promptly provide such documents to the Shareholder. Hester, on behalf of himself and the Shareholders consents to such arrangement and waives delivery of any of the various certificates, documents or other items to himself or the other Shareholders.

        ARTICLE VI

        CONDITIONS TO THE OBLIGATIONS OF THE DataMEG COMPANIES

        The obligations of the DataMEG Companies to effect the Merger shall be subject to the fulfillment at or prior to the Merger Closing Date of the following conditions, any or all of which may be waived in whole or in part by the DataMEG Companies:

6.1     Accuracy of Representations and Warranties and Compliance with
Obligations.

        The representations and warranties of the Shareholders and NEC contained in this Agreement shall be true and correct in all material respects at and as of the Merger Closing Date with the same force and effect as though made at and as of that time. The Shareholders and NEC shall have performed and complied with in all material respects all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Merger Closing Date. NEC and Hester shall have delivered to the DataMEG Companies a certificate, dated as of the Merger Closing Date, duly signed by Hester and NEC (in the case of NEC, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

6.2     No Material Adverse Change or Destruction of Property.

        Between the date hereof and the Merger Closing Date, (i) there shall have been no Material Adverse Change to NEC, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of NEC, and (iii) none of the properties and assets of NEC shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on NEC, and there shall have been delivered to the DataMEG Companies a certificate to that effect, dated the Merger Closing Date and signed by or on behalf of NEC.

6.3     Consents.

        Each of NEC and DataMEG shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of NEC from any Person from whom such consent or waiver is required under any Contract, Permit or instrument on or prior to the Merger Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contract, Permits or instruments, either by the terms thereof or as a matter of law.

6.4     Securities Laws.

        DataMEG shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the DataMEG Shares, in connection with the transactions contemplated hereby.

6.5     Capital Stock of NEC.

        At the Merger Document Execution Date, the Shareholders shall have delivered to James G. Dodrill II, PA all certificates evidencing the shares of capital stock of NEC issued and outstanding.

6.6     No Adverse Litigation.

        There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the reasonable judgment of DataMEG, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

6.7     Employment Agreement.

        At the Merger Closing Date, the Shareholders shall have entered into an Employment Agreement with the Surviving Corporation.

6.8     Updated Financial Statements.

        Within 45 days of Merger Closing Date, NEC shall have delivered to DataMEG audited financial statements of NEC for the period ended on the Merger Closing Date and a representation that these financial statements fairly present in all material respects the financial position of NEC as of such date and the results of operations for the period covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except for (i) normal year-end audit adjustments (which will not be material, individually or in the aggregate) and (ii) footnotes.)

        ARTICLE VII

        CONDITIONS TO THE OBLIGATIONS OF NEC AND THE SHAREHOLDERS

        The obligations of each of NEC and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Merger Closing Date of the following conditions, any or all of which may be waived in whole or in part by each of NEC and the Shareholders:

7.1     Accuracy of Representations and Warranties and Compliance with
Obligations.

        The representations and warranties of the DataMEG Companies contained in this Agreement shall be true and correct in all material respects at and as of the Merger Closing Date with the same force and effect as though made at and as of that time. Each of the DataMEG Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Merger Closing Date. Each of the DataMEG Companies shall have delivered to NEC a certificate, dated as of the Merger Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

7.2     DataMEG Shares.

        At the Merger Document Execution Date, DataMEG shall have issued all of the DataMEG Shares and shall have delivered to James G. Dodrill II, PA certificates representing the DataMEG Shares that constitute the Stock Consideration pursuant to Section 1.4.

7.3     No Order or Injunction.

        No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing and no litigation, claim or proceeding shall be pending or threatened which seeks to restrain, prohibit or invalidate the Merger.

        ARTICLE VIII

        REGISTRATION MATTERS

8.1     Disposition of Shares.

        In addition to the restrictions set forth in Section 5.9, the Shareholders represent and warrant that the shares of DataMEG Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective account and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by DataMEG with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to DataMEG an opinion of counsel (which counsel and opinions shall be reasonably satisfactory to DataMEG) that such exemption is available, or (b) an effective registration statement filed by DataMEG with the SEC under the Securities Act.

8.2     Legend.

        The certificates representing the DataMEG Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

8.3     Registration Rights and Lockup Agreement.

        The parties have contemporaneously with the execution of this Agreement entered into a registration rights agreement ("Registration Rights Agreement"), in the form attached hereto as Exhibit F, providing that the shares to be issued by DataMEG pursuant to this Agreement will be registered by DataMEG on its next filed registration statement ("Registration Statement") as referenced in Section 1.6. Additionally, and in connection therewith, the Shareholders have entered into a lockup agreement ("Lockup Agreement"), in the form attached hereto as Exhibit G, with DataMEG (such restricted shares shall be referred to as the "Locked-Up Shares").

        ARTICLE IX

        INDEMNIFICATION

9.1     Agreement to Indemnify DataMEG.

        NEC and the Shareholders, jointly and severally, agree to indemnify and hold DataMEG harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by DataMEG arising out of or pursuant to or resulting from (i) any breach of a representation or warranty made by NEC or the Shareholders in this Agreement, (ii) any breach of the covenants or agreements made by NEC or the Shareholders in this Agreement, (iii) any inaccuracy in any certificate delivered by NEC or the Shareholders pursuant to this Agreement, (iv) any tax liability of NEC or Shareholders relating to any period occurring on or prior to the Merger Closing Date, (v) any regulating and licensing obligations arising on or prior to the Merger Closing Date, or (vi) any liability directly arising from NEC's or any Shareholder's actions or inactions (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, DataMEG shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of NEC and the Shareholders hereunder been performed in full.

9.2     Agreement to Indemnify NEC and Shareholder.

        DataMEG agrees to indemnify and hold NEC and Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by NEC or Shareholders arising out of or pursuant to or resulting from (i) any breach of a representation or warranty made by DataMEG in this Agreement, (ii) any breach of the covenants or agreements made by DataMEG in this Agreement, (iii) any inaccuracy in any certificate delivered by DataMEG pursuant to this Agreement, (iv) any tax liability of DataMEG relating to any period occurring on or prior to the Merger Closing Date, or (v) any regulating and licensing obligations arising on or prior to the Merger Closing date, (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, NEC and Shareholders shall have the right to be put in the same pre-tax consolidated financial position as they would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of NEC and the Shareholders hereunder been performed in full. Additionally, and subject to section 9.1, DataMEG specifically agrees to indemnify Shareholders from any liabilities incurred by DataMEG prior to such time as Hester becomes co-chairman of DataMEG.

9.3     Survival of Representations and Warranties.

        Each of the representations and warranties made by the Shareholders or DataMEG in this Agreement or pursuant hereto shall survive for a period of twelve months after the Merger Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered at the Merger Document Execution Date pursuant to this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

9.4     Indemnification Obligation

        DataMEG, NEC and the Shareholders shall each give written notice to the others of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which DataMEG claims to have sustained by reason thereof, and (ii) the basis of such claim.
        The parties agree that, in the event a claim is contested and not resolved within fifteen (15) days of such contest, they shall attempt to resolve the claim through non-binding mediation (for a period not to exceed 60 days) at a mutually convenient time and place before a certified and court-appointed mediator mutually agreed upon by the parties.

9.5     No Bar; Waiver.

        DataMEG, NEC and the Shareholders may each take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waives any rights to contribution or any similar rights they may have against NEC as of a result of their agreement to indemnify DataMEG under this Article IX.

9.6     Remedies Cumulative.

        The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies against the other parties.

9.7     Defense of Third Party Claims.

        With respect to each third party claim for which DataMEG, NEC or the Shareholders seeks indemnification under this Article (a "Third Party Claim"), such party shall give prompt notice to the other parties of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the other party under this Section 9.7 unless the other party has been materially prejudiced thereby (and such failure to notify the other party will not relieve him from any other liability he may have to notifying party). If the remedy sought in the Third Party Claim is solely money damages or if the notifying party otherwise permits, then the other party, at his sole cost and expense, may, upon notice to notifying party within fifteen (15) days after they receive notice of the Third Party Claim, assume the defense of the Third Party Claim. If the other party assumes the defense of a Third Party Claim, then they shall select counsel reasonably satisfactory to the notifying party to conduct the defense. The other party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the other party admits in writing his liability to hold the notifying party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) the notifying party consents thereto, which consent shall not be unreasonably withheld.
        The other party shall provide the notifying party with fifteen (15) days prior notice before he consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The notifying party shall be entitled to participate at their own expense in the defense of any Third Party Claim, the defense of which is assumed by the other party with their own counsel and their own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and the notifying party does not permit the other party to assume the defense, the other party shall, upon notice to the notifying party within fifteen (15) days after the other party receives notice of the Third Party Claim, be entitled to participate in the defense with their own counsel at their own expense. The notifying party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim unless the indemnifying party consents thereto, which consent shall not be unreasonably withheld. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.

        ARTICLE X

        DEFINITIONS

10.1    Defined Terms.

        As used herein, the following terms shall have the following meanings:

        "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof and shall generally mean, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

        "Applicable Laws" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity (the "Laws"), including the Laws of the State of incorporation of the parties, having jurisdiction over the Acquired Assets or the Business, as may be in effect on or prior to the Merger Closing Date.

        "Business Day" means any other day than (i) a Saturday or Sunday or
        (ii) a day on which commercial banks in State are authorized or required to be closed.

        "Code" shall mean the United States Internal Revenue Code, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

        "Confidential Information" means, with respect to any person, all confidential information and trade secrets of such person, including the identity, list or descriptions of any customers, referral sources or organizations, financial statements and records, cost reports or other financial information, contract proposals or business plans, structures and training operations, methods and manuals, personnel records, fee or price structures, policies or procedures and any all information regarding the Intellectual Property.

        "Consents" means all governmental consents and approvals, and all consents and approvals of third parties, in each case that are necessary in order to transfer record and beneficial ownership in the Acquired Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

        "Employment Agreement" means the Employment Agreement between DataMEG and each of the Shareholders

        "Contracts" means all agreements, contracts, employment agreement, lease, license, loan agreement, note, purchase and sales order, commitment, undertaking, obligation or other binding commitments or arrangements, written or oral, express or implied, (including any amendments and other modifications thereto), to which NEC is a party or is otherwise bound.

        "Debt", without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of NEC, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, including existing bank and/or other loans, (b) all deferred indebtedness of NEC for the payment of the Consideration of property or assets purchased, (c) all obligations of NEC to pay rent or other payment amounts under a lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (d) any outstanding reimbursement obligation of NEC with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of NEC, (e) all indebtedness for borrowed money secured thereby shall have been assumed, (f) all guaranties, endorsements, assumptions and other contingent obligations of NEC in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and
        (g) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

        "Employee Benefit Plans" means any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) employment agreement, and
        (iii) bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan, program or arrangement, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, by NEC or any member of NEC's ERISA Group for the benefit of NEC's employees or former employees.

        "Environmental Laws" means all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sec. et seq.) ("CERCLA"), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Entity, as each of the foregoing may be amended and in effect on or prior to the Merger Closing Date.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Group" means any corporation, trade, business, or entity under common control within the meaning of Section 414(b), (c), (m), or (o) of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended

        "Final Capitalization Date" means the consummation of the transactions contemplated by this Agreement as defined in Section 1.9(a).

        "GAAP" means generally accepted accounting principles in the in effect in the United States of America from time to time.

        "Governmental Authority" means any governmental department, commission, board, bureau, agency, court of other instrumentality of the United States or any state, county, parish, or municipality, jurisdiction, or other political subdivision thereof.

        "Intellectual Property" means all trademarks, know-how, copyrights, copyright registrations and applications for registration, patents and all other intellectual property rights (including internet domain names), whether registered or not, licensed to or owned relating to the Business or the Acquired Assets, including all tradenames and the goodwill related to the foregoing as well as the projects defined in the business plan submitted by NEC to DataMEG prior to the execution of this Agreement defining the intellectual property to be held in escrow from the Merger Document Execution Date until the Final Capitalization Date.

        "Know-how" means all plans, ideas, concepts and data, research records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information.

        "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party (including, but not limited to, the actual knowledge of, with respect to NEC, Hester, and with respect to Buyer, its officers, directors, and employees), together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question.

        "Leased Real Property" means all of NEC's leasehold interests, easements, licenses, rights to access and rights-of-way that are used or held for use in the Business.

        "Licenses" means all permits, registrations, licenses, authorizations and the like issued or required to be issued by any Governmental Entity to NEC relating to business or operations of NEC.

        "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

        "Material Adverse Effect" (or Effect) means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse.

        "Merger Closing Date" shall mean the first date on which both of the following conditions have been met: (a) the Securities and Exchange Commission declares effective the SB2 Registration Statement registering the Stock Consideration and (b) DataMEG shall have funding available in the amount of two million five hundred thousand dollars ($2,500,000) as required under Section 1.9 hereof.

        "Merger Document Execution Date" means the date on which all of the following occur, or in the event that not all occur on the same day, then on the date on which the last of the following occurs: (a) this Merger Agreement is signed, (b) DataMEG files its SB2 Registration Statement, in which 10,000,000 shares will be registered to satisfy the conditions of the Final Capitalization Date as defined in 1.9(a), with the Securities and Exchange Commission, (c) DataMEG and NEC respectively place the shares of stock being exchanged under this Merger Agreement into escrow with James G. Dodrill II, PA, (d) and NEC's intellectual property is placed into escrow with James G. Dodrill II, PA.

        "Patents" means all patent and patent applications (including all reissues, divisions, continuations, continuations-in-part, renewals, and extensions of the foregoing) owned by NEC.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

        "Personal Property" means all of the machinery, equipment, computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, Inventory, supplies, spare parts, and other tangible or intangible personal property which are owned or leased by NEC and which are used or held for use in the business or operation of NEC.

        "Pre-Tax Earnings" means income or loss before taxes.

        "References and Titles" All references in this Agreement to Exhibits, Schedules, Articles, Sections, Subsections, and other Subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, Subsections, and other Subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, Subsections, or other Subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, Subsections or other Subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement", "herein", "hereby", "hereunder", and "hereof", and words of similar import, refer to this Agreement as a whole and not to any particular Subdivision unless expressly so limited. The words "this Section", "this Subsection", and words of similar import, refer only to the Sections or Subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

        "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

        "Schedules" means the Schedules attached hereto.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "NEC" has the meaning set forth in the first paragraph of this Agreement.

        "Taxes" means all taxes, fees or other assessments, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, corporate, capital income, excise, property, sales, use, value added and franchise, intangible, deductions, withholding, social security, unemployment and payroll taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

        "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

        "Trademarks" means (a) trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products or embodying the goodwill of the Business, whether or not registered, and any applications or registrations therefore, and (b) any associated goodwill incident thereto owned by NEC.


10.2    Other Definitional Provisions.

        (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

        (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

        (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

        (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

        ARTICLE XI

        TERMINATION

11.1    Termination. This Agreement may be terminated:

        (a) at any time prior to the Merger Closing Date by mutual written consent of DataMEG, NEC and Hester on behalf of the Shareholders; or

        (b) at any time prior to the Merger Closing Date by DataMEG by written notice in the event of a material breach by NEC or the Shareholders of any provision of this Agreement; or

        (c) at any time prior to the Merger Closing Date by NEC or Hester on behalf of the Shareholders by written notice in the event of a material breach by DataMEG of any provision of this Agreement.

        (d) at any time after failure by DataMEG to comply with the provisions of Section 1.9 hereof. In the event that this Agreement is terminated pursuant to this Section 11.1(d) the parties agree to execute any documentation required to unwind this transaction and return each party to its legal status as in effect immediately prior to execution of this Agreement. Notwithstanding the foregoing sentence, in the event this Agreement is terminated pursuant to this Section 11.1(d), DataMEG agrees that Shareholders shall be entitled to retain whatever amount of the Stock Consideration has become "vested" pursuant to the Lockup Agreement entered into by the parties as well as the NEC employees and consultants who may receive options to purchase DataMEG common stock shall be entitled to retain any options that have vested as of such date.

        (e) at DataMEG's sole option, within ten (10) business days prior to or after the end of any of DataMEG's fiscal quarters if DataMEG then believes it will be unable to comply with the provisions of Section 1.9 hereof. In the event that this Agreement is terminated pursuant to this Section 11.1(e) the parties agree to execute any documentation required to unwind this transaction and return each party to its legal status as in effect immediately prior to execution of this Agreement. Notwithstanding the foregoing sentence, in the event this Agreement is terminated pursuant to this Section 11.1(e), DataMEG agrees that Shareholders shall be entitled to retain whatever amount of the Stock Consideration has become "vested" pursuant to the Lockup Agreement entered into by the parties as well as the NEC employees and consultants who may receive options to purchase DataMEG common stock shall be entitled to retain any options that have vested as of such date. DataMEG shall be entitled to exercise this option regardless of any waiver by NEC of the breach of the provisions of Section 1.9 hereof.

11.2    Effect of Termination.

        Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


        ARTICLE XII

        GENERAL PROVISIONS

12.1    Notices.

        All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

        (a)     if to any of the DataMEG Companies to:

DataMEG Corp.
                        10800 Sikes Place, Suite 300
                        Charlotte, NC 28277
                        Telecopy:  (704) 849-7692

with a copy to:

James G. Dodrill II, PA
3360 NW 53rd Circle
Boca Raton, FL  33496
Attention: Jim Dodrill, Esq.
Telecopy: (561) 862-0927

(b) if to NEC to:

North Electric Company
424 East Six Forks Road, Suite 109
PMB #314
Raleigh, NC 27609.
Attention: Rex Hester
Telecopy (919) 981-0141


with a copy to:

Frederick A. Burke
Attorney At Law
3622 Lyckan Parkway, Suite 5008
Durham, NC 27707
Attention: Fred Burke, Esq.
Telecopy: (919) 489-9424




           If a copy to Shareholder:

                Rex Hester
        367 Roscoe Road
                        Bear Creek, NC 27207
                        Telecopy: (919) 837 5713

           With a copy to:
                          Frederick A. Burke




Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or by certified or registered mail.

12.2    Entire Agreement.

        This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Merger Document Execution Date pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

12.3    Expenses.

        The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

12.4    Amendment; Waiver.

        This Agreement may not be modified, amended, supplemented or waived, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

12.5    Binding Effect; Assignment.

        The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. This Agreement may be assigned by DataMEG to a wholly-owned subsidiary of DataMEG, provided that DataMEG remains liable for all of the obligations imposed upon it in this Agreement. Except as expressly provided herein, this Agreement may not be assigned by NEC or the Shareholders without the prior written consent of DataMEG.

12.6    Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement, once executed by a Party, may be delivered to the other Parties hereto by telephone line facsimile transmission bearing the signature of the Party so delivering this Agreement and such copy shall be deemed and original.

12.7    Interpretation.

        When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include", "includes" or "including" is used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

12.8    Governing Law; Severability.

        This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of North Carolina applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

12.9    Arm's Length Negotiations.

        Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

12.10   Fees and Expenses.

        Each of the parties hereto hereby agrees and acknowledges that each party shall be responsible for all of its own fees and expenses incurred in connection with the preparation, execution and consummation of the transactions contemplated hereunder, including all legal fees, provided, however, that the Shareholders hereby agrees that he shall be solely responsible for all of such costs and expenses, including legal fees, incurred by NEC.

12.11   Specific Performance.

        The Shareholders and NEC recognize that in the event NEC and the Shareholders should refuse to complete the Merger identified in this Agreement, monetary damages alone will not be adequate. DataMEG shall therefore be entitled, in addition to any other remedies, which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, NEC and the Shareholders hereby waive the defense that there is an adequate remedy at law.


IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed and delivered as of the day and year first above written.


DATAMEG CORP., a New York Corporation

By:    __/s/__________
Name:  Andrew Benson
Title: President


DATAMEG ACQUISITION CORP. 1, INC., a North Carolina corporation

By:    __/s/__________
Name:  Andrew Benson
Title: President


NORTH ELECTRIC COMPANY. a North Carolina corporation

By:    __/s/__________
Name:  Rex Hester
Title: President


THE SHAREHOLDERS

By:    __/s/__________
Name:  Rex Hester
Individually and on behalf of all NEC Shareholders



LIST OF EXHIBITS AND SCHEDULES


Exhibits:

Exhibit A               ---     Plan of Merger
Exhibit B               ---     Form of Legal Opinion From NEC's Counsel
Exhibit C               ---     Form of Legal Opinion From DataMEG's Counsel
Exhibit D               ---     n/a
Exhibit E               ---     Intentionally Omitted
Exhibit F               ---     Form of Registration Rights Agreement
Exhibit G               ---     Form of Lockup Agreement

Schedules:


Schedule 3.26           ---     Bank Accounts, etc.